SERVICE MARK ASSIGNMENT

CarePayment, LLC, an Oregon limited liability company ("Assignor"), having its principal place of business at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035, is the owner of the following (i) service mark registrations on the Principal and Supplemental Registers in the United States Patent and Trademark Office; and (ii) service mark application currently pending registration on the Principal Register in the United States Patent and Trademark Office (the "Marks"):

Marks	U.S. Reg. No.
CARE PAYMENT (stylized)	3390720
CAREPAYMENT	3238471

Mark	U.S. Ser. No.
CAREPAYMENT	77877941

WS Technologies LLC, an Oregon limited liability company ("Assignee"), having its principal office at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035, desires to acquire the Marks.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Marks, together with the goodwill of the business associated with the Marks and the above identified registrations for the Marks.

DATED:  December 30, 2009

ASSIGNOR:

CarePayment, LLC
By: Aequitas Capital Management, Inc.,
its Manager

By:	/s/ Robert J. Jesenik
Robert J. Jesenik, President